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                                                                     EXHIBIT 5.1

(214) 969-1378
                               November 14, 1997

USA Truck, Inc.
3108 Industrial Park Road
Van Buren, Arkansas  72956

Dear Sirs:

     We are counsel for USA Truck, Inc., a Delaware corporation (the "Company"), and have acted as such in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to 200,000 shares of common stock, par value $.01 per share, of the Company ("Common Stock") for issuance pursuant to the USA Truck, Inc. Employee Stock Purchase Plan (the "Plan"). The Plan provides that shares may be purchased on the open market or from the Company for purposes of the Plan, and that shares purchased from the Company pursuant to the Plan may be newly issued shares of Common Stock or shares of Common Stock reacquired by the Company and held as treasury shares. The opinion set forth below relates only to those shares that constitute newly issued shares of Common Stock (the "Shares").

     In connection with the foregoing, we have examined the originals or copies, certified or otherwise authenticated to our satisfaction, of such corporate records of the Company, certificates of public officials and of officers of the Company, and other agreements, instruments and documents as we have deemed necessary to require as a basis for the opinion hereinafter expressed. We are familiar with the corporate proceedings of the Company relating to the adoption of the Plan and subsequent amendment thereof, and the proposed issuance of the Shares pursuant to the Plan. We have also participated in the preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to the registration of the Shares under the Securities Act.

     On the basis of the foregoing, we advise you that in our opinion the Shares, when duly issued and delivered against receipt of adequate consideration therefor in accordance with the Plan, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. The foregoing, however, shall not constitute "consent" to the use of our names as experts as provided for in Sections 7 and 11 of the Securities Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                                        Respectfully submitted,

                                        THOMPSON & KNIGHT
                                        A Professional Corporation


                                        By: /s/ KENN W. WEBB
                                           ---------------------------
                                            Kenn W. Webb, Attorney